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                                                                    Exhibit 99


FOR IMMEDIATE RELEASE                     Contact: Tricia Drennan
                                          Director of Corporate Communications
                                          & Investor Relations
                                          (703) 873-2390 (phone)
                                          (703) 873-2300 (fax)
                                          tricia_drennan@lcc.com


         LCC INTERNATIONAL, INC. APPOINTS NEW CHIEF FINANCIAL OFFICER


MCLEAN, VA, June 1, 1999 -- LCC International, Inc. (NASDAQ: LCCI), one of the world's largest RF engineering and wireless telecommunications consulting firms, today announced that David N. Walker will assume the post of Chief Financial Officer. Mr. Walker succeeds Richard Hozik who recently left the Company to pursue an e-commerce job opportunity. Mr. Walker's appointment will become effective June 14, 1999.

Mr. Walker joins the Company from Marconi North America, Inc., a subsidiary of GEC, The General Electric Company p.l.c., a U.K based provider of global electronic, communications, electrical and mechanical engineering services, where he was Vice President and Controller responsible for Marconi's North American finance and accounting. From 1988 to 1999, Mr. Walker was with BDM International, an information technology and services organization which was acquired by TRW, Inc. in 1998. During his tenure, Mr. Walker held various financial and accounting positions ranging from Director of Financial Reporting and Analysis to Vice President and Controller and worked closely with C. Thomas Faulders III, LCC's new Chairman, President and Chief Executive Officer. From 1983 to 1987, Mr. Walker was with Cerbco, Inc., a public engineering and technical services company, where he served as Vice President and Controller. Mr. Walker is



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a certified public accountant who received his Bachelor of Science degree from
Syracuse University's School of Management.

Mr. Faulders, recently appointed Chairman, President and Chief Executive Officer said, "As I thought about who might be the best candidate for our new CFO, Dave was top on my list. I have worked with Dave for many years and have the utmost respect and confidence in his abilities; he will make an excellent addition to our management team. Dave's diverse financial experience will allow us to continue our aggressive cost control campaign while our business units continue their focus on improving top line growth. We are very pleased that we have been able to recruit such a high caliber professional."

In addition to his finance and accounting duties, Mr. Walker will assume responsibility for LCC's facilities management, which will include the Company's seven regional offices around the world, as well as its information technology services, including management information and telecommunications services.

            Statements included in this news release which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding financing plans, the divestiture of the Company's product businesses, the hiring of new personnel, the Company's financial performance for current and prior years, the Company's ability to pursue new business opportunities, and those factors highlighted in LCC International, Inc.'s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which could cause the Company's actual results to materially differ from forward-looking statements made by the Company.



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            LCC International, Inc., (http://www.lcc.com) one of the world's largest wireless consulting firms, has been serving the telecommunications industry since 1983. The Company is engaged in three primary areas of
business:   RF Engineering & Network Deployment services, Tower Ownership &
Management, and Planning & Optimization Software and Field Measurement products.

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